UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 18, 2010
Date of Report (Date of earliest event reported)

1st NRG, Corp.
(Exact name of Registrant as specified in its Charter)

          Delaware                                      0-2660                           22-3386947
_____________________________________________________________________________________________________________________________________________________________________________________
(State or other jurisdiction                            (Commission File No.)                        (IRS Employer
     of incorporation)                                                                                                    Identification No.)

1730 LaBounty Rd. Suite 3 #213 Ferndale, WA 98248
(Address of principal executive offices) (Zip Code)

360-738-7243
(Registrants telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 18th, 2010, with an effective date of August 1, 2010, the Company acquired working interests in the Clabaugh Field CBM assets located in Campbell County Wyoming from Jackson Energy Partners, LLP in exchange for 266,667 shares of 1st NRG, Corp. restricted common stock and a $2,700,000 promissory note.

The Promissory Note, also effective August 1, 2010, carries a 9.5% interest rate on the original principal over a 36 month term with the first payment of $225,000 plus interest due December 1st, 2010 and quarterly thereafter.

The Promissory Note is secured by a lien and security interest on all oil, gas and/or other mineral properties of the Company acquired from Jackson Energy Partners pursuant to the Purchase and Sale Agreement dated October 18, 2010.

Jackson Energy Partners has the right to have a nominee of its choosing appointed to 1st NRG’s Board of Directors.

The foregoing description of the terms of the Purchase and Sale Agreement and Promissory Note are qualified in their entirety by related Agreements which are filed herewith as Exhibits 10.26 and 10.26.1 respectively, and are incorporated herein by reference.

The press release issued October 25, 2010, filed herewith as Exhibit 99.1 is incorporated herein by reference.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 1.01 of this Form 8-K Current Report contains a more detailed description of the acquisition.  The Purchase and Sale Agreement is attached hereto as Exhibit 10.26 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or and Obligation under an Off-Balance sheet Arrangement of a Registrant.

Item 1.01 of this Form 8-K Current Report contains a more detailed description of the obligation.  The Promissory Note is attached hereto as Exhibit 10.26.1 and incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Purchase and Sale Agreement and in consideration for the acquisition of working interests in the Clabaugh Field CBM assets located in Campbell County Wyoming from Jackson Energy Partners, LLP 1st NRG, Corp. will issue 266,667 restricted shares of common stock.  The shares of common stock issued in partial consideration for the acquisition of the working interests in the Clabaugh Field CBM assets were issued in reliance on exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as the issuance of the shares did not involve a public offering of securities.  The common shares will not be exempt from registration and can only be resold pursuant to a registration statement or applicable exemption.

 Item 1.01 of this Form 8-K Current Report contains a more detailed description of the transaction and is incorporated into this Item 3.02 by reference.

Section 8 – Other Events

Item 8.01 Other Events.

On October 25, 2010, 1st NRG, Corp. issued a press release announcing that it had completed its acquisition of working interests in the Clabaugh Field CBM assets located in Campbell County Wyoming from Jackson Energy Partners. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

 (d)

The following items are filed as exhibits to this report:

Exhibit No.

Description

10.26

Purchase and Sale Agreement – Jackson Energy Partners, LLP dated October 18, 2010.  Exhibits A to C have been omitted and are available to the Commission on request.  Exhibit D is relabeled as Exhibit No. 10.26.1 to this Report and incorporated therein by reference.

10.26.1

Secured Promissory Note – Jackson Energy Partners, LLP dated October 18, 2010

99.1

Press Release dated October 25, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

1st NRG, Corp.

/s/ Kevin Norris
__________________________
Kevin Norris,  CEO

Date: October 25, 2010

Exhibit 10.26

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into this 18th day of October, 2010, by and between 1st NRG Corp., a Delaware corporation, with a mailing address of 1730 La Bounty Road, # 213, Ferndale WA 98248 (“FNRC” or “Buyer”) and JACKSON ENERGY PARTNERS, LLC, a Colorado limited liability company, with a mailing address of 1000 South Franklin Street, Denver, Colorado 80209 (“JEP” or “Seller”).  The transaction contemplated by this Agreement may be referred to as the “Transaction.”

RECITALS

Seller owns certain oil and gas properties and related interests (collectively, the “Properties” as defined in Section 1.01 below).

Seller desires to sell, assign, and convey to Buyer and Buyer desires to purchase and acquire from Seller the Properties.

To accomplish the foregoing, the parties wish to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, for $100.00, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,Seller and Buyer agree as follows:

ARTICLE I
TRANSFER OF THE PROPERTIES

Section 1.01

Sale and Purchase.  Upon the terms and conditions hereinafter set forth, Seller agrees to sell, assign, and convey to Buyer and Buyer agrees to buy and accept from Seller the following:

(a)

One Hundred Percent (100%) of Seller’s right, title and interest, of whatever kind or character, whether legal or equitable, and whether vested or contingent, in and to the oil, gas and other minerals in and under or that may be produced from the lands described in Exhibit A hereto (the “Lands”) including, without limitation, interests in oil, gas and/or mineral leases described on Exhibit A (the “Leases”) covering such Lands, subject to any depth limitations that may be set forth in the Leases or in any intermediate assignment thereof, whether of record or not.

(b)

One Hundred Percent (100%) of Seller’s right, title and interest in and to, or otherwise derived from, all presently existing and valid oil, gas and/or mineral orders or communitization agreements covering the Leases and Lands and the units created thereby.

c)

One Hundred Percent (100%) of Seller’s right, title and interest in the fixtures, personal property and equipment located on the Lands and used in the operation of the wells identified on Exhibit B (the “Wells”), including without limitation, well equipment, water wells, casing, buildings, tubing, pumping units, motors, pipelines, gathering lines, power lines, fixtures and all other machinery, equipment, inventory, ancillary facilities, roads, field processing plants and other improvements used in the operations (the “Equipment”).  The Equipment does not include (i) any vehicles, tools, pulling machines, warehouse stock, equipment or material temporarily located on the Lands; (ii) any leased personal property located on the Lands; or (iii) any equipment, pipelines, fixtures, facilities or interest in land owned by any contractor, purchaser or transporter of oil or gas from the Lands.

Exhibit 10.26

(d)

Copies of the “Records” as that term is defined in Section 2.01.

Seller’s interest in the Lands, Leases, Wells and Equipment shall hereinafter together be referred to as the “Properties.”

Section 1.02

Purchase Price.  The Purchase Price for the Properties shall be a Promissory Note (Exhibit D) in the amount of two million seven hundred thousand dollars ($ 2,700,000) and 266,667 shares of 1st NRG Corp common stock (“Purchase Price”).  The money portion of the Purchase Price shall be paid in accordance with the Promissory Note attached as Exhibit D.

Section 1.03

Effective Date.  This conveyance of the Properties pursuant to this Agreement shall be effective August 1, 2010, at 7:00 a.m. Mountain Time. (the “Effective Date”).

Section 1.04

Form of Assignment.  The assignment from Seller to Buyer shall be in substantially the form and content shown in the Assignment and Bill of Sale attached as Exhibit C and made a part hereof (the “Assignment”).

Section 1.05

Model Form Joint Operating Agreement.  The Joint Operating Agreement designating Cedar Resources as the Operator of the Properties (the “Joint Operating Agreement”).

ARTICLE II.

DUE DILIGENCE; OTHER

Section 2.01

Access to Records.  Seller shall give Buyer and its authorized representatives, during regular business hours, at Buyer’s sole risk, cost and expense, access, with copying privileges, to all geological, geophysical, production, engineering and other technical data and records, and to all contract, land, title and lease records to the extent such data and records are in Seller’s possession and relate to the Properties and such other information relating thereto as Buyer may reasonably request with the following exception.  Seller shall have no obligation to provide Buyer with access to any documents, data or information which access Seller cannot legally provide Buyer because of third-party restrictions on Seller; provided, however, that Seller shall notify Buyer that they are withholding access to such information and the nature of the information that has been withheld (to the extent possible without violating any confidentiality obligations).

Section 2.02

Examination and Physical Inspection.  Buyer and its authorized representatives shall have physical access to the Properties at Buyer’s sole cost, risk and expense for the purpose of inspecting the Properties, conducting such tests, examination, investigations and assessments as may be reasonable and necessary or appropriate to evaluate the environmental and physical conditions of the Properties.  Buyer shall defend and indemnify Seller from any and all liability, claims, causes of action, injury to Buyer’s employees, agents or contractors or to Buyer’s property, and/or injury to Seller’s property, employees, agents or contractors which may arise out of Buyer’s inspections.  In the event this Agreement fails to close, Buyer shall keep any and all data or information acquired by all such examinations strictly confidential in accordance with the terms of this Agreement.

Exhibit 10.26

Section 2.03

Defensible Title.

(a)

As used herein, the term “Defensible Title” shall mean, as to each of the Wells, Leases and Lands, such right, title and interest that (i) is beneficially owned or held of record and, in either case, sufficient to prevail against claims of bona fide purchasers for value without notice; (ii) entitles Buyer to receive not less than the interest set forth in Exhibit B as the “Net Revenue Interest” or “NRI” with respect to all of the gas and hydrocarbon minerals produced, saved and marketed from each well identified on Exhibit B hereto; (iii) obligates Buyer to pay costs and expenses relating to such Well in an amount not greater than the “Working Interest” or “WI” set forth in Exhibit B; and (iv) except for Permitted Encumbrances, is free and clear of all liens, claims and encumbrances.

(b)

As used herein the term “Permitted Encumbrances” means:

(i)

Lessor’s royalties, overriding royalties, reversionary interests and similar burdens if the net cumulative effect of such burdens does not operate to reduce the Net Revenue Interest of any of the Wells to less than the Net Revenue Interest set forth in Exhibit B;

(ii)

Preferential rights to purchase and required third party consents to assignment and similar agreements with respect to which (A) waivers or consents are obtained from the appropriate parties prior to Closing, (B) the appropriate time period for asserting such rights has expired without an exercise of such rights, or (C) with respect to consent, such consent need not be obtained prior to an assignment;

(iii)

Liens for taxes or assessments not yet due or not yet delinquent;

(iv)

Material men’s, mechanics’, repairmen’s, employees’, contractors’, operators’ or other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of the Properties, which obligations are not yet due and pursuant to which Seller is not in default;

(v)

All rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if the same are customarily obtained subsequent to such sale or conveyance;

Exhibit 10.26

(vi)

Customary rights of reassignment prior to release or surrender of a lease, requiring notice to the holders of the rights;

(vii)

Easements, rights-of-way, permits, surface leases and other rights in respect of surface operations;

(viii)

The terms and conditions of all Leases and all agreements, orders, instruments and documents affecting the Properties which are customary in the oil, gas and other mineral exploration, development or extraction business or in the business of processing of gas and gas condensate production for the extraction of products therefrom in the area where the Properties are located, provided that the foregoing do not operate to reduce the Net Revenue Interest, nor increase the Working Interest, of Buyer in the Wells as reflected in Exhibit B (unless, in the case of an increased Working Interest, Buyer’s Net Revenue Interest is proportionately increased);

(ix)

rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any of the Properties in any manner, and all applicable laws, rules and orders of governmental authority; and

(x)

all other liens, charges, encumbrances, contracts, agreements, instruments and obligations consisting of minor defects or irregularities affecting the Properties that do not (or would not upon foreclosure or other enforcement) reduce the Net Revenue Interests set forth in Exhibit B, nor prevent the receipt of proceeds of production therefrom, nor increase the share of costs above the Working Interest set forth for the Wells as shown in Exhibit B, nor are such as materially to interfere with or detract from the ownership, operation, value or use of the Properties.

Section 2.04

Preferential Rights.  As of the Closing, the Properties will not be subject to any preferential purchase rights, rights of first refusal, consents to assign, lessor’s approvals, or similar rights except those that have been waived in writing.

Section 2.05

Title Objection Procedure.

(a)

At least five (5) days prior to the Closing Date, Buyer shall conclude its title review and give notice to Seller of asserted title defects (“Title Defects”) which would cause title to any interest in the Properties not to be Defensible Title.  To be effective, Buyer’s written notice of a Title Defect must include (i) a brief description of the matter constituting the asserted Title Defect and (ii) supporting documents, to the extent available, sufficient for Seller (or a title attorney or examiner hired by Seller) to verify the existence of such asserted Title Defect, and (iii) the value of all such matters must exceed $100,000.00.

(b)

After Buyer delivers to Seller written notice of any matters which constitute a Title Defect to the Properties, Seller, at Seller’s sole cost and expense, may attempt to cure such matters.  In the event Seller is unable to cure such matters prior to Closing, Buyer shall elect either of the following options:

Exhibit 10.26

(i)

the interest in the Properties affected by such Title Defect may be included at a reduced value and the Purchase Price shall be adjusted downward by a value mutually agreed to by Buyer and Seller; or

(ii)

Buyer may terminate this Agreement by notice to Seller in writing.

Section 2.06.   Physical Condition of the Properties.

(a)

In the event that Buyer objects to the physical condition of the Properties, at least five (5) days prior to the Closing Date, Buyer shall give written notice of such objection to the Seller including a description of the condition of the Properties that the Buyer finds objectionable and any supporting documents, to the extent available, for the Seller to identify any such issue and to remediate the same.

(b)

In the event that the Buyer delivers a written notice of any such objection to the physical condition of the Properties as allowed under Section 2.06(a), the Seller may, at Seller’s sole cost and expense, attempt to cure such matter as to which Buyer has objected.  In the event that the Seller is unable to cure such matter prior to Closing, Buyer shall elect either of the following options:

(i)

The Purchase Price shall be adjusted downward by a value mutually agreed by Buyer and Seller; or

(ii)

Buyer may terminate this agreement by notice to Seller in writing.

Section 2.07

Acceptance.

(a)

Seller represents and warrants to Buyer that Seller has not received any notice from any federal, state or local government authority that (i) the Properties do not have a permit required under an environmental law, (ii) Seller is in violation or potential violation of an environmental Law, or (iii) Seller is liable or potentially liable for response costs or other remedial costs under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. with respect to the Properties.

(b)

EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES, BUYER UNDERSTANDS AND AGREES THAT THIS SALE IS MADE ON AN “AS IS, WHERE IS” BASIS, AND BUYER HEREBY RELEASES SELLER FROM ANY AND ALL LIABILITY OF EVERY KIND AND CHARACTER WITH RESPECT THERETO, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT.  WITHOUT LIMITING THE FOREGOING, BUYER WAIVES ITS RIGHT TO RECOVER FROM SELLER AND FOREVER RELEASES AND DISCHARGES SELLER FROM ANY AND ALL DAMAGES, CLAIMS, LOSSES, LIABILITIES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS OR EXPENSES WHATSOEVER (INCLUDING WITHOUT LIMITATION, ATTORNEY’S FEES AND COSTS OF LITIGATION), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE OUT OF OR BE CONNECTED IN ANY WAY WITH THE PHYSICAL CONDITION OF THE PROPERTIES OR ANY LAW OR REGULATION APPLICABLE THERETO.

Exhibit 10.26

(c)

SELLER DOES NOT WARRANT OR REPRESENT THE ACCURACY OR COMPLETENESS OF THE SEISMIC DATA, THE GEOLOGIC DATA, FILES, CONTRACTS, ENVIRONMENTAL REPORTS, RESERVOIR ENGINEERING REPORTS, GEOLOGICAL REPORTS OR ANY OTHER INFORMATION RELATING TO THE PROPERTIES, QUANTITY OR QUALITY OF RESERVES, IF ANY, OR ABILITY TO PRODUCE HYDROCARBONS FROM THE PROPERTIES, WHICH WERE FURNISHED TO BUYER, AND BUYER RELIES THEREON AT BUYER’S SOLE RISK AND EXPENSE.  SELLER MAKES THIS CONVEYANCE BASED UPON THE REPRESENTATION THAT BUYER HAS CONDUCTED DUE DILIGENCE AND HAS MADE AN INDEPENDENT EVALUATION OF THE CONDITION OF THE PROPERTIES, PRODUCTION POTENTIAL, AND OTHERWISE AND DOES NOT RELY ON THE SELLER FOR THE SAME.

ARTICLE III.

ACCOUNTING

Section 3.01

Accounting.

(a)

All proceeds (including proceeds held in suspense or escrow) from the sale of production actually sold and delivered by Seller prior to the Effective Date attributable to the Properties shall belong to Seller and all proceeds from the sale of production actually sold and delivered on or after the Effective Date attributable to the Properties shall belong to Buyer.

(b)

Except as otherwise specifically provided in this Agreement, all normal and routine operating costs, expenses and contractual obligations relating to the Properties which accrue prior to the Effective Date shall be paid and discharged by Seller regardless of when invoices for such costs, expenses and obligations are received and all normal and routine contractual costs, expenses and obligations relating to the Properties which accrue on or after the Effective Date shall be paid and discharged by Buyer.  For purposes of this subsection, Seller has provided Buyer with a spreadsheet of all costs and expenses that have been incurred on a monthly basis.  Buyer agrees that the costs and expenses incurred after the Effective Date listed on the spreadsheet are reimbursable to Seller.

(c)

Buyer agrees to reimburse Seller for any lease Capital Expenditures paid by Seller, post effective date, for the benefit of the Properties.

(d)

The foregoing adjustments in Section 3.01(a), Section 3.01(b) and Section 3.01 (c) shall be made by debits and credits between the parties at Closing or post-Closing as provided for herein.

Section 3.02

Sales Tax.  The Purchase Price provided for hereunder excludes any sales taxes or other taxes in connection with the sale of property pursuant to this Agreement.  If a determination is ever made that a sales tax or other transfer tax applies, Buyer shall be liable for such tax as well as any applicable conveyance, transfer and recording fees.  Buyer shall defend and hold Seller harmless with respect to the payment of all such taxes, if any, including any interest or penalties assessed thereon.

Exhibit 10.26

Section 3.03

Post-Closing Adjustments.  As soon as practicable after Closing, but in any event within forty-five (45) days thereafter, Seller shall prepare, in accordance with this Agreement and (where applicable) in accordance with generally accepted accounting principles consistently applied, a final settlement statement (herein called the “Final Statement”) setting forth each adjustment or payment which was not finally determined as of the Closing Date, and showing the calculation of the final settlement price based on such Final Statement (the “Final Settlement Price”).  Seller shall submit the Final Statement to Buyer and shall afford Buyer access to Seller’s records pertaining to the computations contained in the Final Statement.  As soon as practicable after receipt of the statement, Buyer shall deliver to Seller a written report containing any changes which Buyer proposes be made to the Final Statement.  The parties shall agree with respect to the amounts due pursuant to such post-Closing adjustment not later than sixty (60) days after Buyer’s receipt of Seller’s Final Statement.  The date upon which such agreement is reached shall be herein called the “Settlement Date.”  In the event that (i) the Final Settlement Price is more than the amount previously paid to Seller, Buyer shall pay to Seller in immediately available funds the amount of such difference; or (ii) the final settlement price is less than the amount previously paid to Seller, Seller shall pay to Buyer in immediately available funds the amount of such difference.  Any payment due hereunder shall be made within ten (10) days of the Settlement Date.

Section 3.04

No Broker’s Fees.  Except for fees being paid directly by Buyer to its representatives or advisors or by Seller to its representatives or advisors, each of Seller and Buyer represents and warrants to the other that it has not incurred liability, contingent or otherwise, for brokers’ fees, or finders’ fees or similar fees in respect of this Agreement or the transactions contemplated hereby.

Section 3.05

Proration of Taxes.  All ad valorem taxes, severance taxes, conservation taxes, real property taxes, personal property taxes and similar obligations for the Properties for the tax period in which the Effective Date occurs shall be apportioned on a calendar year basis as of the Effective Date between Buyer and Seller.  Any tax based on the value of hydrocarbon production shall be prorated only as to taxes on hydrocarbons produced in the year in which the Effective Date occurs.  Seller shall file or cause to be filed all required reports and returns for taxes and shall pay or cause to be paid to the taxing authorities all  taxes for the tax period up to the Effective Date.  All liability for Seller’s proportionate share of taxes attributable to the Properties for all years prior to the year in which the Effective Date is effective shall be Seller’s alone.  Seller shall provide all parties with copies of the filed reports and proof of payment promptly after filing and paying taxes.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.01

Representations and Warranties of Seller.  Seller hereby covenants, represents and warrants to Buyer as follows:

(a)

Seller has full power and authority, and all legal right to convey the Properties and to enter into this Agreement.  Seller is a Limited Liability Company duly organized, validly existing, and in good standing under the laws of the State of Colorado, and is duly qualified to do business as a corporation in each state in which the Properties are located.

Exhibit 10.26

(b)

The execution, delivery and performance by Seller of this Agreement and the documents contemplated hereby has been duly and validly approved by all necessary corporate action and no other actions or proceeding on the part of Seller is necessary to authorize this Agreement and the transactions contemplated hereby.  No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental authority or any other entity or person is required to be made, obtained, or given by Seller in connection with the execution, delivery and performance of this Agreement.  This Agreement constitutes, and the other documents contemplated hereby when executed will constitute, legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

(c)

The execution, delivery and performance by Seller of this Agreement and documents contemplated hereby do not and will not, with or without the giving of notice or the passage of time, or both, violate or result in a breach of, conflict with, default, right to accelerate or loss of rights under, or result in the creation of any lien pursuant to, any provision of the organizational documents of Seller, or any mortgage, deed of trust, lease, license, agreement, or understanding, to which any Seller is a party or Seller’s assets is subject, or any order, judgment or decree to which Seller is a party or by which Seller or its assets may be bound or affected.

(d)

The Properties are free and clear of all liens, claims and encumbrances arising by, through or under Seller except for those which Seller has disclosed in writing to Buyer and those which Seller shall cause to be released and discharged at least five (5) days before the Closing Date.

(e)

With respect to the Properties, Seller has not been notified by any governmental authority or other third party that any of the Properties or related operations are the subject of any investigation or inquiry by any governmental authority or other third party evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Material or to the improper treatment, transportation, storage or disposal (including treatment, transportation, storage or disposal at offsite locations) of any Hazardous Material;

(f)

Upon due execution, delivery and recordation of the Assignment in the applicable counties, Buyer shall have Defensible Title to the Properties.

(g)

The Leases and related agreements forming any part of the Properties are in full force and effect and are valid and legally binding agreements among the parties thereto, their successors and assigns, enforceable in accordance with their terms in all material respects except for applicable bankruptcy and insolvency laws.  All rentals, royalties and other payments due and payable under any such leases and other contracts and agreements forming a part of the Properties have been properly and timely paid and all other obligations under such Leases and related agreements attendant to the ownership of the Properties have been met.

Exhibit 10.26

(h)

There are no back-in, reversionary or similar interests (the vesting of which is subject to future production) held by third parties which would reduce the interest being conveyed to Buyer in the Subject Properties from that shown on Exhibit B.

(i)

Seller has complied with, and to the knowledge of Seller, all of the Wells included in the Properties have been drilled and completed (if applicable), operated and produced in accordance and compliance in all material respects with (i) generally accepted oil and gas field practices, and (ii) applicable leases, laws, rules and regulations.  Proceeds from the sale of hydrocarbons produced from the Properties attributable to Seller’s interest in the Properties are being received by Seller in full and in a timely manner and are not being held in suspense for any reason (except for amounts, individually or in the aggregate, not in excess of $25,000 and held in suspense in the ordinary course of business).  None of the Properties are subject to production curtailments, and, to the knowledge of Seller, no such production curtailment is pending or threatened.

(j)

All royalties, overriding royalties, compensatory royalties and other payments due from or in respect of production with respect to the Properties, have been or will be, prior to the Closing Date, properly and correctly paid or provided for in all material respects, except for those for which Seller has a valid right to suspend.  All material contracts related to the Properties are in full force and effect and neither Seller nor, to Seller’s knowledge, any other party thereto is in breach of or default under any such contract.  Seller has not received any written notice of default from any party alleging that Seller is in default under the terms of any Lease or other contract, or that any such lease or other contract is invalid, or proposing to alter, terminate or rescind a lease or other contract.

(k)

All wells on the Properties required to be plugged and abandoned under applicable laws have been properly plugged and abandoned in accordance with such laws, and Seller has no obligation under any contract, statute or regulation to plug and/or dismantle any shut-in or non-producing well.

(l)

Cedar Resources is the operator with respect to all of the Properties.

(m)

With respect to the Properties, no prepayment for hydrocarbon sales has been received by Seller for hydrocarbons which have not been delivered as of the date hereof.

(n)

Neither Seller’s interest in the Properties nor Seller’s interest in the production of hydrocarbons therefrom is subject to any calls on or other options to purchase production.

(o)

Seller is not a non-consenting party in any operations with respect to any of the properties of which the Properties comprise a part.

(p)

Seller has filed all federal, state, and other reports or returns, if any, required to be filed by Seller in connection with the Properties when required and have either discharged or caused to be discharged as the same have become due, all taxes, costs, expenses, charges , and debts of every kind and character including, without limitation, severance taxes, attributable or relating to the Properties or to the operation thereof or revenues or income therefrom attributable to the period prior to the Effective Date except for those that have been disclosed in writing to Buyer.

Exhibit 10.26

(q)

As of the Closing Date, there are, or will be, no agreements to which Seller is a party or by which Seller is bound, relating to the Properties, requiring Seller to bear any of the costs associated with operations under such agreement greater than Seller’s proportionate share of the ownership of the Properties affected thereby, except those which have been disclosed in writing to Buyer.

(r)

No legal action, suit, or proceeding to which Seller is a party, judicial or administrative, or governmental investigation is pending which could conceivably involve the Properties or the production of oil and/or gas therefrom, the operations being conducted thereon or the purchase, sale, transportation, or processing of production of products therefrom, which would have a material adverse effect on the Properties or on the ability of Seller to perform its obligations under this Agreement, except those which have been disclosed in this Agreement or otherwise in writing to Buyer.

(s)

Seller warrants title to the Leases and Lands against claims arising by, through or under Seller but not otherwise.

Section 4.02

Representations and Warranties of Buyer.  Buyer hereby covenants, represents and warrants to Seller as follows:

(a)

Buyer has full power and authority to make and perform this Agreement according to the terms hereof and is a corporation duly organized, validly existing, and in good standing under laws of the State of Delaware;

(b)

Buyer at present is duly qualified to do business in each state in which the Properties are located including, but not limited to, Wyoming and Colorado;

(c)

Buyer’s execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate action, including, but not limited to, an executed resolution of its members delivered to Seller before the Closing;

Section 4.03

Survival of Representations and Warranties.  All representations and warranties contained in this Article IV of this Agreement shall terminate six (6) months after Closing.  The parties hereto have made no representations or warranties except those expressly set forth in this Agreement.

ARTICLE V
ADDITIONAL AGREEMENTS AND COVENANTS

Section 5.01

Affirmative Obligations of Seller Pending Closing.  From the date of this Agreement to Closing, Seller agrees that it shall conduct Seller’s business with respect to the Properties in a prudent manner, consistent with its recent practices. Seller shall notify Buyer of any material change in the condition of the Properties of which Seller becomes aware prior to Closing and shall consult with Buyer regarding any expenditure in excess of $25,000.00 (U.S.) to be made for Seller’s account with respect to the Properties between the date of this Agreement and Closing.

Exhibit 10.26

Section 5.02

Other Obligations of Seller Pending Closing.  From the date of this Agreement to the Closing Date, to the extent Seller is required to do so under applicable agreements, Seller shall diligently and timely pay all costs and expenses incurred in connection with the development, operation and maintenance of the Properties and all delay rentals, shut-in payments, and minimum royalties owing on account of any lease.

Section 5.03

Confidentiality.  Buyer shall cause the information and data furnished or made available by Seller to Buyer and its officers, employees, and representatives (including bankers and financial advisors) in connection with this Agreement or Buyer’s investigation of the Properties, to be maintained in confidence and not to be used for any purpose other than in connection with this Agreement or Buyer’s investigation of the Properties; provided, however, that the foregoing obligation shall terminate on the earlier to occur of (i) the Closing, (ii) such time as the information or data in question is disclosed to Buyer by a third party that is not obligated to Seller to maintain same in confidence, or (iii) such time as the information or data in question becomes generally available to the oil and gas industry other than through the breach of the foregoing obligation.

ARTICLE VI.
CONDITIONS TO CLOSING

Section 6.01

Conditions Precedent to Seller’s Obligation to Close.  Seller shall be obligated to consummate the sale of the Properties as contemplated hereby on the Closing Date, provided the following conditions precedent exist or have been waived by Seller:

(a)

All representations and warranties of Buyer contained in this Agreement or in connection with any of the transactions contemplated hereby shall be true and correct in all material respects at and as of Closing as though such representations and warranties were made at and as of such time; and

(b)

Buyer shall have complied in all material respects with all agreements and conditions of this Agreement to be performed or complied with by Buyer on or prior to the Closing Date; and

(c)

Before Closing, Buyer shall have delivered to Seller an executed resolution of Buyer’s members authorizing Buyer’s execution, delivery and performance of this Agreement.

Section 6.02

Conditions Precedent to Buyer’s Obligation to Close.  Buyer shall be obligated to consummate the purchase of the Properties as contemplated by this Agreement on the Closing Date, provided that the following conditions precedent have been satisfied or have been waived by Buyer:

(a)

All representations and warranties of Seller contained in this Agreement or in connection with any of the transactions contemplated hereby shall be true and correct in all material respects at and as of Closing as though such representations and warranties were made at and as of such time; and

Exhibit 10.26

(b)

Seller shall have complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date, necessary for the conveyance of the Properties.

(c)

Before Closing, Seller shall have delivered to Buyer an executed resolution of Seller’s Board of Directors or shareholders authorizing Seller’s execution, delivery and performance of this Agreement.

Section 6.03

Conditions Precedent to Obligations of Each Party.

(a)

The obligations of each party under this Agreement are contingent upon the satisfaction prior to Closing Date of the condition precedent that at Closing, no suit, action, order or other proceedings shall be pending or threatened before any court or governmental commission, board or agency in which it is sought by a person or entity other than the parties hereto or any of their affiliates, officers or directors, to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages in connection with this Agreement or the transactions contemplated thereby, nor shall there be any investigation by any governmental agency pending or threatened which might result in any such suit, action, order or other proceedings seeking to restrain or prohibit consummation of the Agreement or the transaction contemplated thereby; and

(b)

All consents and approvals, if any, of third parties or any regulatory body or authority, whether required contractually or by applicable federal, state, or local law, or otherwise necessary for the execution, delivery, and performance of this Agreement (except for approvals of governmental agencies customarily obtained subsequent to transfer of title) and which have not been waived shall have been obtained and delivered by the Closing Date and shall not have been withdrawn or revoked.

Section 6.04     Effective of Failure of Conditions Precedent.

(a)

In the event of a failure of any condition precedent set forth in Sections 6.01, 6.02 or 6.03, then this Agreement shall be terminated and neither party shall have further liability hereunder, unless such condition precedent shall be waived by both Buyer and Seller.

ARTICLE VII.

CLOSING

Section 7.01

Closing.  The “Closing Date” shall be on or before October 19, 2010. The Closing will be held at such other location mutually agreed upon by the parties.

Section 7.02

Obligations at Closing.  At the Closing, the following shall occur:

(a)

Seller shall deliver to Buyer the Assignment, executed and properly notarized;

(b)

Buyer shall deliver to Seller a resolution signed by its membership approving this acquisition of the Properties.

(c)

Seller shall deliver to Buyer a corporate resolution signed by its board of directors approving the sale of the Properties contemplated hereby.

Exhibit 10.26

(d)

Buyer shall deliver to Seller the executed Promissory Note and shares of common stock, subject to further adjustment after Closing as provided for in this Agreement;

(e)

Buyer and Seller shall execute transfer orders or letters in lieu notifying purchasers of production of the change in ownership of the Properties and such other instruments as may be necessary to convey the Properties to Buyer;

(f)

Buyer and Seller shall execute all necessary forms to be filed with the regulatory authorities concerning the change of ownership of the Properties, if applicable;

(g)

Buyer and Seller shall execute such other instruments and take such other action as may be necessary to carry out its obligations under this Agreement.

Section 7.03      Extension of Closing.   In the event that either the Seller or Buyer shall not have satisfied the conditions under Section 6.01 or 6.02 on or before the Closing Date, the party not having satisfied such condition shall give written notice to the other party and the Closing shall be extended to a mutually agreeable date not later than October 30, 2010.

ARTICLE VIII.

POST CLOSING OBLIGATIONS

Section 8.01

Files and Records.  At Closing or as soon thereafter as practicable, and at Buyer’s expense, Seller shall furnish to Buyer copies of all records relating to the Properties and maintained by Seller except that the following documents shall not be furnished to Buyer:  any document or record discussing the value of the Properties or any document or record covered by non-disclosure obligations.

ARTICLE IX.
RIGHTS AND REMEDIES

Section 9.01

Termination.  Prior to Closing, this Agreement may be terminated by the parties as follows:

(a)

By Seller through written notice to Buyer if there has been a material breach by Buyer of any representation or warranty of Buyer set forth in this Agreement, or if, on the Closing Date, any condition in Section 6.01 has not been satisfied by Buyer or waived by Seller;

(b)

By Buyer through written notice to Seller if there has been a material breach by Seller of any representation or warranty of Seller set forth in this Agreement, or if, on the Closing Date, any condition in Section 6.02 has not been satisfied by Seller or waived by Buyer.

Section 9.02

No Waiver.  Consummation of Closing on the Properties shall not be deemed to be a waiver by either party of any of its rights or remedies hereunder for breach of warranty, covenant, or agreement herein by the other party.

Exhibit 10.26

ARTICLE X.
INDEMNIFICATION

Section 10.01

Indemnification by Buyer.  Buyer shall indemnify, defend and hold Seller harmless from and against any and all losses, liabilities, damages, obligations, costs and expenses (including legal and other similar expenses) (collectively, “Damages”) from, resulting by reason of or arising in connection with any of the following (in each case so long as notice of a claim for indemnification is made in good faith within the applicable survival period):

(a)

any breach of or inaccuracy in any representation or warranty made by Buyer in this Agreement or any document delivered at Closing;

(b)

any breach of or failure by Buyer to perform any covenant or obligation of Buyer in this Agreement or any document delivered at Closing; and

Section 10.02

Indemnification by Seller.  Seller shall indemnify, defend and hold Buyer harmless from and against any all Damages from, resulting by reason of or arising in connection with any of the following (in each case so long as notice of a claim for indemnification is made in good faith within the applicable survival period):

(a)

any breach of or inaccuracy in any representation or warranty made by Seller in this Agreement or any document delivered at Closing;

(b)

any breach of or failure by Seller to perform any covenant or obligation of Seller in this Agreement or any document delivered at Closing; and

(c)

any obligations and liabilities attributable to the ownership, use or operation of the Properties before the Effective Date.

Section 10.03

Indemnification Limitations.  The indemnification provided under this Article X shall survive the consummation of the transactions contemplated by this Agreement, but shall be limited to liabilities of which the party seeking indemnification shall have notified in writing the indemnifying party within six (6) months of the Closing Date.

Section 10.04

Notice and Resolution of Claim.  An indemnified party hereunder shall promptly give notice to the indemnifying party after obtaining knowledge of any claim against the indemnified party as to which recovery may be sought against the indemnifying party because of the indemnity set forth above, and, if such indemnity shall arise from the claim of a third party, shall permit the indemnifying party to assume the defense of any such claim or any litigation resulting from such claim.  The failure of the indemnified party to give notice shall not relieve the indemnifying party of its obligations hereunder except to the extent (if any) that the indemnifying party shall have been prejudiced thereby. If the indemnifying party assumes the defense of such claim or litigation resulting therefrom, the obligations of the indemnifying party hereunder as to such claim shall include taking all reasonable steps necessary in the defense or settlement of such claim or litigation resulting therefrom and defending and holding the indemnified party harmless from and against any and all losses, damages and liabilities caused by or arising out of any settlement approved by the indemnifying party or any judgment in connection with such claim or litigation resulting therefrom.  The indemnifying party shall not, in the defense of such claim or any litigation resulting therefrom, consent to the entry of any judgment (except with the written consent of the indemnified party), or enter into any settlement (except with the written consent of the indemnified party), which does not include, as to the indemnified party and as an unconditional term thereof, a release by the third party from any and all liability in respect of such claim or litigation.  The indemnified party will cooperate reasonably in the defense of the action or claim.

Exhibit 10.26

Section 10.05

Defense of Third Party Claim. If the indemnifying party does not assume the defense of any claim by a third party or litigation resulting therefrom, the indemnified party may, but shall have no obligation to, defend against such claim or litigation in any matter that it may deem appropriate and, unless the indemnifying party shall deposit with the indemnified party a sum equivalent to the total amount demanded in such claim or litigation plus the indemnified party’s estimate of the cost of defending the same, the indemnified party may settle such claim or litigation on such terms as it may deem appropriate and the indemnifying party shall promptly reimburse the indemnified party for the amount of such settlement and for all losses or expenses, legal or otherwise, incurred by the indemnified party in connection with the defense against or settlement of such claim or litigation.

Section 10.06

Payment.  The indemnifying party shall promptly reimburse the indemnified party for the amount of any judgment rendered with respect to any claim by a third party in such litigation and for all reasonable expenses incurred directly by the indemnified party in connection with the defense against such claim or litigation, and for any other loss suffered or incurred with respect to the falsity or the breach of any representation, warranty, covenant or agreement (whether or not arising out of the claim of a third party).

ARTICLE XI.
MISCELLANEOUS

Section 11.01

Notices.  Any and all notices, requests, consents or other communications permitted or required to be given under the terms of this Agreement shall be in writing and  shall be deemed received (a) if given by facsimile transmission, when transmitted and the appropriate telephonic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid, three business days after being deposited in the United States mails and (c) if given by Federal Express service or other means, when received or personally delivered.  The mailing address and facsimile number of each of the parties (which may be changed at any time by a notice given in the manner provided herein) is as follows:

If to Seller:

Jackson Energy, LLC

1000 South Franklin Street

Denver, Colorado 80209

jonroddy@msn.com

If to Buyer:

1st NRG Corp

1730 La Bounty Road, #213

Ferndale, WA 98248

knorris@ngfcllc.com

Exhibit 10.26

Section 11.02

Conveyance Costs.  Buyer shall be responsible for all filing and recording of documents related to the transfer of the Properties from Seller to Buyer.  Buyer shall be responsible for any and all transfer fees or taxes that may be assessed on the sale of the Properties.

Section 11.03

Further Assurance.  At the Closing and thereafter as may be necessary, Seller and Buyer shall execute, acknowledge and deliver such other instruments and take such other action as may be reasonably necessary to carry out their obligations under this Agreement.

Section 11.04

Amendments and Severability.  No alterations, modifications, amendments, or changes in this Agreement shall be effective or binding unless the same shall be in writing and signed by Seller and Buyer.  The invalidity of any one or more covenants or provisions of this Agreement shall not affect the validity of the Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed as if such invalid provision had not been included herein.

Section 11.05

Entire Agreement.  This Agreement embodies the entire agreement and understanding of the parties hereto, and supersedes all prior agreements or understandings (whether written or oral), with respect to the subject matter hereof.  There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein.

Section 11.06

Successor and Assigns.  The terms, covenants and conditions hereof shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective successors and assigns; and such terms, covenants and conditions shall be covenants running with the land and with each subsequent transfer or assignment of the Properties.

Section 11.07

Headings.  The titles and headings in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

Section 11.08

Governing Law.  THIS CONTRACT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF COLORADO, EXCLUDING ANY CONFLICT OF LAW RULES WHICH MAY REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 11.09

Electronic Documents.  Each of the parties hereto agrees that (i) any consent or signed document transmitted by electronic transmission shall be treated in all manner and respects as an original written document, (ii) any such consent or document shall be considered to have the same binding and legal effect as an original document and (iii) at the request of any party hereto, any such consent or document shall be re-delivered or re-executed, as appropriate, by the relevant party or parties in its original form.  Each of the parties further agrees that they will not raise the transmission of a consent or document by electronic transmission as a defense in any proceeding or action in which the validity of such consent or document is at issue and hereby forever waives such defense.  For purposes of this Agreement, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Exhibit 10.26

Section 11.10

Assignment.  This Agreement may not be assigned without the prior written consent of the other party.

Section 11.11

Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 11.12

Board Seat.  At closing, or as soon as practical thereafter, 1st NRG will appoint a new member to its Board of Directors as nominated by Jackson Energy Partners, LLC.

Section 11.13

Exhibits.  The following exhibits which are attached hereto are incorporated into this Agreement and made a part hereof:

Exhibit A

Leases and Lands

Exhibit B

List of Wells and Permits

Exhibit C

Assignment and Bill of Sale

Exhibit D

Promissory Note

[Signatures on Following Page]

Exhibit 10.26

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written to be effective as of the Effective Date.

SELLER:

Jackson Energy Partners

By: _/ss/ Johnathan D. Roddy ____________

Jonathan D. Roddy - Manager

BUYER:

1st NRG Corp.

By: __/ss/ Kevin P. Norris_______________

Kevin P. Norris – Chief Executive Officer

Exhibit 10.26.1

1ST NRG CORP.

SECURED PROMISSORY NOTE

Issuance Date:  October  18, 2010

Original Principal Amount: $2,700,000

FOR VALUE RECEIVED, 1ST NRG CORP., a Delaware corporation (the "Company"), hereby promises to pay to the order of JACKSON ENERGY LLC or registered assigns (the "Holder") the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below) acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on the Original Principal Amount at nine and one half percent (9.5%) from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon an Interest Date (as defined below) or the Maturity Date or acceleration, redemption or otherwise (in each case in accordance with the terms hereof).

(1)

GENERAL TERMS

(a)

Payment of Principal.  Commencing on December 1, 2010 and continuing on each Payment Date thereafter, the Company shall pay to the Holder an amount in cash equal to the amount for such Payment Date shown on the Amortization Schedule attached as Schedule X hereto (the “Amortization Schedule”).  On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest.  The "Maturity Date" shall be September 1, 2013, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined below) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default.  A penalty of five percent (5%) shall be paid in the event that a payment is made fifteen (15) days after the date set forth in the Amortization Schedule, unless the Company and the Holder have jointly agreed to a remedy.

(b)

Interest.  Interest shall accrue on the Original Principal Amount hereof at an annual rate equal to 9.5% (“Interest Rate”).  Interest shall be calculated on the basis of a 365-day year and paid quarterly.

(c)

Security.  The Promissory Note is secured by a lien and security interest on all oil, gas and/or other mineral properties of the Company acquired from Jackson Energy Partners pursuant to the Purchase and Sale Agreement dated October 18, 2010.  The lien shall be perfected by filing appropriate mortgages, deeds of trust and finance statements.

(2)

EVENTS OF DEFAULT.

(a)

An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

 Exhibit 10.26.1

(i)

The Company's failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Promissory Note.  ;

(ii)

The Company shall commence, or there shall be commenced against the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 61 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

(iii)

The Company shall default in any of its obligations under any other Promissory Note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(iv)

The Company shall be a party to any Change of Control Transaction (as defined in Section 15(d) unless in connection with such Change of Control Transaction this Promissory Note is retired;

(v)

The Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Promissory Note (except as may be covered by Section 2(a)(i) through 2(a)(vii) hereof) which is not cured within the time prescribed;

(vi)

Any default under the Purchase and Sale Agreement dated October 18, 2010 between the Company and the Holder;

(b)

During the time that any portion of this Promissory Note is outstanding, if any Event of Default has occurred, the full unpaid Principal amount of this Promissory Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable.  Upon the occurrence of an Event of Default, the Company shall not be deemed to be in default if within 15 business days of the Event of Default, the Company and the Holder have jointly agreed to a suitable remedy.

 Exhibit 10.26.1

(3)

COMPANY REDEMPTION.

     The Company at its option shall have the right to redeem (“Optional Redemption”) a portion or all amounts outstanding under this Promissory Note prior to the Maturity Date provided that as of the date of the Holder’s receipt of a Redemption Notice (as defined herein) the Company is not in default pursuant to Section 2.  In order to make a redemption pursuant to this Section, the Company shall first provide written notice to the Holder of its intention to make a redemption (the “Redemption Notice”) setting forth the amount of Principal it desires to redeem.

(4)

  REISSUANCE OF THIS PROMISSORY NOTE.

(a)

Transfer.  If this Promissory Note is to be transferred, the Holder shall surrender this Promissory Note to the Company, whereupon the Company will, subject to the satisfaction of the transfer provisions of the Purchase and Sale  Agreement, forthwith issue and deliver upon the order of the Holder a new Promissory Note (in accordance with Section (4)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Promissory Note (in accordance with Section (4)(d)) to the Holder representing the outstanding Principal not being transferred.

(b)

Lost, Stolen or Mutilated Promissory Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Promissory Note, the Company shall execute and deliver to the Holder a new Promissory Note (in accordance with Section (4)(d)) representing the outstanding Principal.

(c)

Promissory Note Exchangeable for Different Denominations.  This Promissory Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Promissory Note or Promissory Notes (in accordance with Section (4)(d)) representing in the aggregate the outstanding Principal of this Promissory Note, and each such new Promissory Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)

Issuance of New Promissory Notes.  Whenever the Company is required to issue a new Promissory Note pursuant to the terms of this Promissory Note, such new Promissory Note (i) shall be of like tenor with this Promissory Note, (ii) shall represent, as indicated on the face of such new Promissory Note, the Principal remaining outstanding (or in the case of a new Promissory Note being issued pursuant to Section (4)(a) or Section (4)(c), the Principal designated by the Holder which, when added to the principal represented by the other new Promissory Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Promissory Note immediately prior to such issuance of new Promissory Notes, (iii) shall have an issuance date, as indicated on the face of such new Promissory Note, which is the same as the Issuance Date of this Promissory Note, (iv) shall have the same rights and conditions as this Promissory Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

 Exhibit 10.26.1

(5)

NOTICES.

Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	1st NRG Corp.
1730 La Bounty Road # 213
Ferndale, WA 98248
Attention: Kevin Norris President and Chief Executive Officer
Telephone: 877-227-8840

If to the Holder:	Jackson Energy Partners LLC
1000 South Franklin Street
Denver, CO 80209
Attention: Jon Roddy Manager
Telephone:

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party 3 Business Days prior to the effectiveness of such change.  Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(6)

Except as expressly provided herein, no provision of this Promissory Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, interest and other charges (if any) on, this Promissory Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Promissory Note is a direct obligation of the Company. As long as this Promissory Note is outstanding, the Company shall not, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder (which shall include combining (by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares); (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities; or (iii) enter into any agreement with respect to any of the foregoing.

 Exhibit 10.26.1

(7)

This Promissory Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

(8)

No indebtedness of the Company is senior to this Promissory Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise.  Without the Holder’s consent, the Company will not directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of the Company property that is senior in any respect to the obligations of the Company under this Promissory Note as described in (1)(c) above.

(9)

This Promissory Note shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to conflicts of laws thereof.  Each of the parties consents to the jurisdiction of the Superior Courts of the State of Colorado sitting in Denver County, Colorado and the U.S. District Court for the District of Colorado sitting in Denver, Colorado in connection with any dispute arising under this Promissory Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

(10)

If the Company fails to strictly comply with the terms of this Promissory Note, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Promissory Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(11)

Any waiver by the Holder of a breach of any provision of this Promissory Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Promissory Note. The failure of the Holder to insist upon strict adherence to any term of this Promissory Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Promissory Note. Any waiver must be in writing.

(12)

If any provision of this Promissory Note is invalid, illegal or unenforceable, the balance of this Promissory Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Promissory Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

 Exhibit 10.26.1

(13)

Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(14)

THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

(15)

CERTAIN DEFINITIONS

For purposes of this Promissory Note, the following terms shall have the following meanings:

(a)

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

(b)

“Change of Control Transaction” means the occurrence of  (i) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (ii) the merger, consolidation or sale of 50% or more of the assets of the Company in one or a series of related transactions with or into another entity, or (iii) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or(ii).

(c)

   “Original Issue Date” means the date of the first issuance of this Promissory Note regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Promissory Note.

 Exhibit 10.26.1

(d)

“Payment Date” means the first date of each month starting on December 1, 2010 and continuing on the first Business Day of each month thereafter prior to the Maturity Date.

(e)

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

IN WITNESS WHEREOF, the Company has caused this Secured Convertible Promissory Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
1ST NRG, CORP.

By: /ss/ Kevin P. Norris
Name: Kevin P. Norris
Title:

Exhibit 10.26.1

Schedule X

Amortization Schedule

Date	Amortization Amount (Principal)	Amortization Amount (Interest)	Total Payment
12/1/2010	$225,000.00	$64,125.00	$289,125.00
3/1/2011	$225,000.00	$64,125.00	$289,125.00
6/1/2011	$225,000.00	$64,125.00	$289,125.00
9/1/2011	$225,000.00	$64,125.00	$289,125.00
12/1/2011	$225,000.00	$64,125.00	$289,125.00
3/1/2012	$225,000.00	$64,125.00	$289,125.00
6/1/2012	$225,000.00	$64,125.00	$289,125.00
9/1/2012	$225,000.00	$64,125.00	$289,125.00
12/1/2012	$225,000.00	$64,125.00	$289,125.00
3/1/2013	$225,000.00	$64,125.00	$289,125.00
6/1/2013	$225,000.00	$64,125.00	$289,125.00
9/1/2013	$225,000.00	$64,125.00	$289,125.00
	$2,700,000.00	$769,500.00*	$3,469,500.00

* - an effective rate of approximately 14.8% per annum on the Principal plus accrued interest if the Note runs to maturity

Exhibit 10.26.1

For Immediate Release

1ST NRG CORP PURCHASES PRODUCING WELLS AND RESERVES

DENVER, CO, October 25, 2010 – 1st NRG Corp (OTCBB: FNRC) reports the purchase of coal bed methane assets in the Powder River Basin for $2.7 million, financed by the seller plus 266,887 shares of 1st NRG common stock.  The effective date is August 1, 2010.  The Powder River Basin in northeast Wyoming is a major supplier of coal bed methane – clean natural gas.

The acquisition of working interests in producing and prospective CBM wells is a development on 6,480 gross acres.  The Company estimates reserves of 5.3 BCF (3P) - 2.0 BCF of which are proven.  The field currently produces from 31 wells, where there are also 6 more wells dewatering, 5 wells recently drilled awaiting connection to the local infrastructure and permits to drill 25 additional wells.

“We made this acquisition because of the significant upside potential of the leasehold.  We estimate the permitted locations hold reserves of 4 BCF (3P) net to the Company.  The existing wells produce revenue to the Company, and the permitted locations provide near term – low cost growth” said CEO Kevin Norris.  Adding, “CBM is economical at current prices because of the low cost of entry and development”.

About 1st NRG

1st NRG is a natural gas / oil exploration and production company headquartered in Ferndale, Washington. The focus of the Company is to acquire producing oil and gas assets with emphasis on coal bed methane

See the company website for updates, at www.1stNRG.com

Forward Looking Statement

This press release does not constitute an offer of any securities for sale and it contains forward-looking statements which involve certain risks & uncertainties that could cause actual results to differ, including, without limitation, the company’s limited operating history & history of losses, the inability to successfully obtain further funding, the inability to raise capital on terms acceptable to the company, the inability to compete effectively in the marketplace, the inability to complete the proposed acquisition and such other risks that could cause the actual  results to differ materially from those contained in the company’s projections or forward-looking statements. All statements in this press release are based on information available to the company as of the date hereof. The company undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

SOURCE: 1st NRG Corp

CONTACT: Kevin Norris, 877-227-8840